UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                          Completion of Acquisition or Disposition of Assets.

On March 1, 2018, Howard Bancorp, Inc. (“Howard”) completed its previously announced merger (the “Merger”) with First Mariner Bank, a Maryland chartered trust company (“First Mariner”) pursuant to the Agreement and Plan of Reorganization dated as of August 14, 2017, as amended by Amendment No. 1 on November 8, 2017, by and among Howard, Howard Bank, a Maryland chartered trust company and wholly owned subsidiary of Howard, and First Mariner (as amended, the “Agreement”). At the effective time of the Merger, First Mariner merged with and into Howard Bank, with Howard Bank continuing as the surviving bank of the Merger and a wholly owned subsidiary of Howard. The Merger was described in the joint proxy and information statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2017 (the “Joint Proxy and Information Statement/Prospectus”).

At the effective time of the Merger, pursuant to the terms of the Agreement, each outstanding share of First Mariner common stock and First Mariner Series A Non-Voting Non-Cumulative Perpetual Preferred Stock issued and outstanding was cancelled and converted into the right to receive 1.6624 shares of Howard common stock. To effect the Merger, Howard issued 9,143,230 shares of Howard common stock to First Mariner shareholders.

The Agreement was contained in the Joint Proxy and Information Statement/Prospectus and is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Howard Directors. On February 26, 2018, the Howard board of directors received letters of resignation from Nasser Basir, Robert J. Hartson, Gary R. Bozel, Karen D. McGraw and Richard J. Morgan effective as of the effective time of the Merger. The foregoing resignations were accepted in order to accommodate the new directors appointed to the Howard board of directors described below and in accordance with the terms of the Agreement. These resignations are not as a result of any disagreement between such director and Howard, its management or board of directors.

Appointment of New Howard Directors. At the effective time of the Merger, pursuant to the terms of the Agreement, the Howard board of directors appointed certain members of the First Mariner management and board of directors to the Howard board of directors. The names, class and committee designations are set forth below.

W. Gary Dorsch – Class II, Audit Committee and Asset/Liability Committee
James T. Dresher, Jr. – Class III, Executive Committee, Compensation Committee
Howard Feinglass – Class I, Strategic Growth Initiatives Committee, Compensation Committee.
Michael B. High – Class II, Audit Committee, Governance Committee, Strategic Growth Initiatives Committee
Robert D. Kunisch, Jr. – Class I, Executive Committee and Asset/Liability Committee
Jack E. Steil - Class III, Strategic Growth Initiatives Committee.

Except for Mr. Kunisch and Mr. Steil, each of these new directors will be non-employee directors and will receive the same director fees (both cash and equity) and other compensation that current non-employee Howard directors receive. Mr. Kunisch will receive compensation pursuant to his employment agreement described below. Howard Bank entered into a letter agreement with Mr. Steil, the former Chairman of the First Mariner board of directors, to also serve as Senior Business Development Advisor. Pursuant to the terms of the letter agreement, Mr. Steil will receive an annual salary of $275,000 and will be eligible to participate in bonus or incentive programs made available by Howard Bank in accordance with their terms.  Mr. Steil is entitled to certain severance benefits if his employment is terminated without “Cause” (as defined in his letter agreement) on or before March 31, 2021. As previously disclosed in the Joint Proxy and Information Statement/Prospectus, Mr. Steil, pursuant to his Howard Bank letter agreement, will receive a merger payment, subject to his continued employment through the payment date, in the amount of $921,750.00. The letter agreement executed by Mr. Steil contains certain non-competition and non-solicitation obligations of Mr. Steil.

The foregoing summary of Mr. Steil’s letter agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

None of the foregoing board members has been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with Howard that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Howard Executive Officers. Pursuant to the terms of the Agreement, Howard Bank entered into an employment agreement with Robert D. Kunisch, Jr., the former Chief Executive Officer of First Mariner, which was effective upon the closing of the Merger. Pursuant to the employment agreement, upon consummation of the Merger, Mr. Kunisch has been appointed to the Howard and Howard Bank boards of directors and assumed the role of President of Howard and Howard Bank. The employment agreement provides for an initial term expiring March 31, 2021.  At this date, the agreement shall be extended for one additional year unless written notice that the agreement will not be extended is provided to Mr. Kunish at least 60 days prior to the expiration date.  Mr. Kunisch will receive an initial annual salary of $373,375 subject to annual increases as may be determined by the Howard board of directors. Mr. Kunisch is also eligible to participate in executive bonus, incentive and other compensation programs as are made available to Howard Bank’s executive management. Subject to certain severance payments, Howard may terminate Mr. Kunisch’s employment at any time and for any reason, including for certain events constituting “Cause” or upon Mr. Kunisch’s Permanent Disability (as each is defined in the employment agreement), or upon written notice to Mr. Kunisch. Mr. Kunisch’s employment also terminates upon mutual agreement of the parties or immediately upon his death. The employment agreement contains customary confidentiality, non-compete and non-solicitation provisions. As previously disclosed in the Joint Proxy and Information Statement/Prospectus, Mr. Kunisch, pursuant to his Howard Bank employment agreement, will receive a merger payment, subject to his continued employment through the payment date, which is 60 days following the effective time of the Merger. Mr. Kunisch’s merger payment is estimated to be $1,378,016.25, an amount equal to 2.99 times his base salary and the higher of the annual bonuses paid in the two calendar years preceding closing of the Merger.

The foregoing summary of Mr. Kunisch’s employment agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

A brief biographical description for Mr. Kunisch is set forth below.

Mr. Kunisch, 49, has served as President of First Mariner since June 17, 2014 and was elected to the position of Chief Executive Officer by First Mariner’s stockholders in June of 2017.  Mr. Robert Kunisch has spent his entire banking career in Maryland, beginning in 1990 at Mercantile-Safe Deposit and Trust Company and, later, its acquirer, PNC Bank. After holding several management positions with PNC Bank, Mr. Kunisch joined Wilmington Trust FSB in 2008. When M&T Bancorp acquired Wilmington Trust FSB in 2011, he served as a consultant to the First Mariner board in 2012. He and Jack Steil led the group of local Baltimore investors who acquired First Mariner in 2014. Mr. Kunisch is currently the Chairman of Saint Ignatius Loyola Academy and a board member of various entities related to Catholic Charities. His past community involvement includes the United Way and the Independent College Fund recapitalization. The Howard board of directors believes that Mr. Kunisch’s qualifications for serving on the Howard board of directors include his over 25 years of financial and banking experience as well as his understanding of First Mariner as a result of being an executive and a member of its board of directors since 2014.

Mr. Kunisch has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with Howard required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Howard Bancorp Management Bonuses. On February 26, 2018, the Compensation Committee of Howard Bank board of directors recommended and the Howard Bank board of directors approved certain bonuses to Howard management in consideration for their efforts to achieve a successful consummation of the Merger in the amounts and to the individuals set forth below.

	Cash	Equity(1)	Total
Mary Ann Scully	$300,000	$100,000	$400,000
George C. Coffman	$187,500	$62,500	$250,000

Charles E. Schwabe	$75,000	$25,000	$100,000
Robert A. Altieri	$37,500	$37,500	$75,000
James D. Witty	$62,500	$62,500	$125,000
Total	$662,500	$287,500	$950,000
(1) To be settled in shares of Howard common stock pursuant to an award under the Howard Bancorp, Inc. 2013 Equity Incentive Plan, with the number of shares calculated based on the closing sales price of Howard common stock as reported on Nasdaq as of March 9, 2018.

Howard Bank Executive Incentive Plan. On February 26, 2018, the Howard Bank board of directors adopted the Howard Bank Executive Incentive Plan (the “Incentive Plan”) in order to formalize Howard Bank’s past practice of granting annual cash bonuses to certain executives. The Incentive Plan is designed to reward executives for achieving annual business results in a manner that is consistent with Howard’s strategic plan, values and ongoing stability. The Compensation Committee of Howard Bank’s board of directors will act as the administrator of the Incentive Plan. Each year Howard Bank’s Compensation Committee will select eligible executives to participate in the Incentive Plan, determine the performance metrics tied to awarding the cash bonuses and determine the size of the cash awards to be granted to the participants. The foregoing summary of Incentive Plan is not complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 7.01                          Other Events.

On March 1, 2018, Howard issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(a) Financial statements of the businesses acquired.

(i)            The audited consolidated statements of financial condition of First Mariner Bank as of December 31, 2016 and 2015 and the related audited consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the two years ended December 31, 2016 and the period from June 17, 2014 until December 31, 2014, and the related notes and report of independent auditors thereto were previously filed in the Joint Proxy and Information Statement/Prospectus as well as in Howard’s Current Report on Form 8-K filed on October 12, 2017.

(ii)            The unaudited consolidated statements of financial condition of First Mariner Bank as of September 30, 2017 and 2016 and the related unaudited consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for the three and nine months ended September 30, 2017 and 2016, and the related notes thereto were previously filed in the Joint Proxy and Information Statement/Prospectus as well as in Howard’s Current Report on Form 8-K filed on November 9, 2017.

(b) Pro forma financial information.

(i)            The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 and the unaudited pro forma combined consolidated statements of income for the three and nine months ended September 30, 2017 and the year ended December 31, 2016 giving effect to the Merger were previously filed in the Joint Proxy and Information Statement/Prospectus as well as in Howard’s Current Report on Form 8-K filed on November 9, 2017.

(d) Exhibits.

2.1
Agreement and Plan of Reorganization, dated August 14, 2017, as amended by Amendment No. 1 on November 8, 2017, by and among Howard Bancorp, Inc., Howard Bank and First Mariner Bank (incorporated by reference to Annex I to the Joint Proxy and Information Statement/Prospectus filed by Howard Bancorp, Inc. on November 22, 2018 (File No. 333-221450)).

10.1	Letter Agreement by and between Jack E. Steil and Howard Bank
10.2	Employment Agreement by and between Robert Kunisch, Jr. and Howard Bank
10.3	Howard Bank Executive Incentive Plan.
99.1	Press Release issued by Howard on March 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: March 1, 2018

	By:	/s/ George C. Coffman
Name: George C. Coffman Title: Executive Vice President and Chief Financial Officer